OCCIDENTAL PETROLEUM CORPORATION
2015 LONG-TERM INCENTIVE PLAN as Amended and Restated

NOTICE OF GRANT
OF RESTRICTED STOCK UNIT INCENTIVE AWARD
(Time-based Vesting; Equity-settled Award; Section 16 Officers)

Pursuant to the Occidental Petroleum Corporation 2015 Long-Term Incentive Plan, as the same may be amended from time to time (the “Plan”), Occidental Petroleum Corporation (“Occidental” and, with its Subsidiaries, the “Company”) grants you (the “Grantee”) an award on the terms and conditions set forth herein (the “Award”). By accepting this Award, the Grantee agrees, to the extent not contrary to applicable law, to (i) the terms and conditions of the Plan and this Notice of Grant of Restricted Stock Unit Incentive Award (the “Notice of Grant”), (ii) the Standard Award Terms and Conditions set out on Attachment 1 hereto, including the arbitration provisions thereof (the “Terms and Conditions”), and (iii) the General Terms of Employment set out on Attachment 2 hereto, which, in the case of (ii) and (iii), are incorporated in this Notice of Grant by reference. Capitalized terms used but not defined herein shall, unless otherwise indicated, have the meanings set forth in the Plan. This Notice of Grant (along with the Terms and Conditions and all other incorporated attachments and exhibits) and the Award evidenced hereby are collectively referred to as the “Award Agreement.”

Date of Grant: Date of______________, 2022

Award Type and Description: Restricted Stock Units granted pursuant to Section 6(e) of the Plan, which Award is a bookkeeping entry that represents the right to receive a number of shares of Stock up to the number indicated below under “Number of Shares,” subject to the terms and conditions of the Award Agreement.
The Grantee’s right to receive payment of this Award shall vest and become nonforfeitable upon the Grantee’s satisfaction of the continued service requirements described below under “Time-Vesting Schedule and Forfeiture.”

Number of Shares: See Morgan Stanley “StockPlan Connect/Portfolio/Stock Options and Awards/Share Units Granted” for the total number of Restricted Stock Units subject to the Award.

Time-Vesting Schedule and Forfeiture: Vesting Date. The Grantee must remain in the continuous employ of the Company from the Date of Grant through each applicable vesting date (each, a “Vesting Date”), in accordance with the schedule below, to be eligible to receive payment of this Award. The vesting schedule shall begin on _______________, 2022 (the “Vesting Start Date”).

Vesting Date                Fraction of Restricted Stock Units Vesting
__________, 2023        1/3
___________, 2024        1/3
___________, 2025        1/3

The continuous employment of the Grantee will not be deemed to have been interrupted by reason of the transfer of the Grantee’s employment among the Company and its affiliates or an approved leave of absence.

Termination of Employment; Change in Control. Notwithstanding the foregoing, if, prior to any Vesting Date, the Grantee (i) dies or (ii) becomes permanently disabled while in the employ of the Company and the Company terminates the Grantee’s employment as a result thereof (each of the foregoing, a “Forfeiture Event”), then a number of the then-unvested Restricted Stock Units equal to the Pro Rata Unvested RSUs shall immediately vest and become nonforfeitable on the date of the Forfeiture Event, and all other Restricted Stock Units granted hereunder that have not previously vested shall be immediately forfeited. The “Pro Rata Unvested RSUs” shall be obtained by (A) multiplying the total number of Restricted Stock Units granted hereunder by a fraction, the numerator of which is the number of days between the Vesting Start Date and the Forfeiture Event and the denominator of which is the number of days between the Vesting Start Date and the final Vesting Date, and (B) subtracting from the product the number of Restricted Stock Units that previously vested, if any.

If the Company terminates the Grantee’s employment without Cause or the Grantee resigns for Good Reason (each of the foregoing, a “Termination Vesting Date”), then the unvested Restricted Stock Units shall immediately vest and become nonforfeitable on the Termination Vesting Date. If the Grantee terminates employment voluntarily (other than due to resignation for Good Reason) or is terminated for Cause before any Vesting Date, then the Award will terminate automatically on the date of such termination and the Grantee shall immediately forfeit all unvested Restricted Stock Units.

Payment of Award: Payment for vested Restricted Stock Units will be made solely in shares of Stock, which will be issued to the Grantee as promptly as practicable (but no more than 30 days) after the Vesting Date, Termination Vesting Date or Forfeiture Event, as applicable (the “Payment Trigger Date”), and in any event no later than the 15th day of the third month following the end of the first taxable year in which the Restricted Stock Units are no longer subject to a substantial risk of forfeiture.

Notwithstanding the foregoing, in the event the Award is determined to be subject to Nonqualified Deferred Compensation Rules, any payment hereunder will be made no later than the end of the year in which the applicable Payment Trigger Date occurs, except to the extent Section 9(n) of the Plan requires payment on the Grantee’s Section 409A Payment Date.

Dividends, Voting and Other Rights: Restricted Stock Units are not shares of Stock and have no voting rights or, except as described in this paragraph, dividend rights. With respect to each Restricted Stock Unit subject to this Award, the Grantee is also awarded Dividend Equivalents with respect to one share of Stock, which means that, in the event that Occidental declares and pays a cash dividend on its outstanding Stock and, on the record date for such dividend, the Grantee holds Restricted Stock Units that have not been settled or forfeited pursuant to the terms of the Award Agreement, then the Grantee will be credited on the books and records of Occidental with an amount equal to the amount per share of any such cash dividend for each outstanding Restricted Stock Unit. The Grantee will be credited with such Dividend Equivalents for the period beginning on the Date of Grant and ending on the applicable Payment Trigger Date or, if earlier, the date the Grantee forfeits his rights with respect to the Restricted Stock Units. The Dividend Equivalents will be accumulated and Occidental shall pay in cash to the Grantee an amount equal to the Dividend Equivalents credited to such Grantee as promptly as may be practicable on or after the applicable Vesting Date, and in any event no later than the 15th day of the third month following the end of the taxable year in which such Dividend Equivalents are no longer subject to a substantial risk of forfeiture.

Holding Period: The shares of Stock ultimately received by the Grantee in connection with the vesting of Restricted Stock Units on ___________, 2023 must be held by the Grantee until ___________, 2025. The shares of Stock ultimately received by the Grantee in connection with the vesting of Restricted Stock Units on ___________, 2024 must be held by the Grantee until ___________, 2026. The shares of Stock ultimately received by the Grantee in connection with the vesting of Restricted Stock Units on ___________,

2025 must be held by the Grantee until ___________, 2027. For purposes of the foregoing, shares of stock “ultimately received” shall mean any shares delivered to the Grantee pursuant to the Award, less any shares surrendered to cover the Grantee's tax obligations.
Notwithstanding the immediately preceding paragraph, to the extent that the Grantee is subject to Occidental’s Executive Stock Ownership Guidelines, as in effect from time to time (the “Ownership Guidelines”), and the Grantee’s Stock holdings fail, as of the last day of an applicable holding period set forth in the immediately preceding paragraph, to satisfy the applicable requirements of the Ownership Guidelines, then the Grantee shall continue to retain Beneficial Ownership (as defined in Rule 16a-1(a)(2) under the Exchange Act) of all shares of Stock ultimately received by the Grantee in connection with the vesting of Restricted Stock Units on the related Vesting Date until the Grantee satisfies the applicable requirements of the Ownership Guidelines (the “Beneficial Ownership Period”). Compliance with the foregoing requirement shall be determined by reference to the reports filed by the Grantee on Forms 3, 4 and 5, as applicable, pursuant to Section 16(a) of the Exchange Act.
Notwithstanding the immediately preceding two paragraphs, upon a Grantee’s separation of employment with Occidental, such Grantee shall no longer be subject to the two-year holding requirement or Occidental’s Executive Stock Ownership Guidelines.

ATTACHMENT 1
OCCIDENTAL PETROLEUM CORPORATION
2015 LONG-TERM INCENTIVE PLAN as Amended and Restated
STANDARD AWARD TERMS AND CONDITIONS
The following Standard Award Terms and Conditions (these “Terms and Conditions”) are set forth as of the Date of Grant specified in the Notice of Grant to which these Terms and Conditions are attached (the “Notice of Grant”), by and between Occidental Petroleum Corporation (“Occidental” and, with its Subsidiaries, the “Company”), and the eligible individual (the “Grantee”) receiving the award described in the Notice of Grant (the “Award”). The Award is granted in accordance with the Occidental Petroleum Corporation 2015 Long Term Incentive Plan, as may be amended from time to time (the “Plan”). Capitalized terms used but not defined herein shall, unless otherwise indicated, have the meanings set forth in the Plan. These Terms and Conditions, the Notice of Grant (along with all incorporated attachments and exhibits) and the Award evidenced thereby are collectively referred to herein as the “Award Agreement.”

1.Acceptance of Award. If the Grantee fails to accept the Award on or before the 45th day following the Date of Grant, then, notwithstanding any other provision of the Award Agreement, the Grantee shall forfeit all rights under the Award (including all shares of Occidental common stock, $0.20 par value (“Stock”), and any dividend equivalents with respect thereto) and the Award will become null and void. For purposes of the Award Agreement, acceptance of the Award shall occur on the date the Grantee accepts the Award through Morgan Stanley StockPlan Connect or any replacement online system designated by the Company.

2.No Employment Contract. Nothing in the Award Agreement confers upon the Grantee any right with respect to continued employment by the Company, nor limits in any manner the right of the Company to terminate the employment or adjust the compensation of the Grantee. Unless otherwise agreed in a writing signed by the Grantee and an authorized representative of the Company, the Grantee’s employment with the Company is at will and may be terminated at any time by the Grantee or the Company.

3.Restrictions on Transfer. Neither the Award Agreement nor any right to receive shares of Stock or cash pursuant to the Award Agreement may be transferred or assigned by the Grantee other than in accordance with the transfer restrictions set forth in the Plan.

4.Taxes and Withholding.
a.Regardless of any action the Company takes with respect to any or all income tax (including U.S. Federal, state and local tax and non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”), the Grantee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and may exceed the amount, if any, actually withheld by the Company. The Grantee further acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, as applicable, the grant, vesting or settlement of the Award and the receipt of any dividends or Dividend Equivalents thereon; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee has become subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, the Grantee acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
b.Prior to the relevant taxable event, the Grantee shall pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Grantee in connection with the grant, vesting or settlement of the Award and/or the issuance of any shares of Stock or the payment of any cash or other consideration pursuant to the Award in accordance with the Notice of Grant, from any cash and shares of Stock that are to be paid or issued to the Grantee pursuant to the Award (including any dividends or Dividend Equivalents), in any combination as determined by the Committee, and, if not sufficient, from the Grantee’s wages or other cash compensation. The Grantee shall pay to the Company any amount of Tax-Related Items that the Company may be required to withhold as a result of the Grantee’s receipt of the Award that cannot be satisfied by the means previously described.

5.Compliance with Law. The Company will make reasonable efforts to comply with all applicable U.S. Federal, state and local laws and non-U.S. laws, and the Company will not issue any shares of Stock or other securities pursuant to the Award Agreement if such issuance would result in a violation of any such law. Further, if it is not feasible for the Company to comply with these laws with respect to the grant, vesting or settlement of the Award, then the Award may be cancelled without any compensation or additional benefits provided to the Grantee as a result of the cancellation.

6.Relation to Other Benefits. The benefits received by the Grantee under the Award Agreement will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit sharing, retirement or other benefit or compensation plan maintained by the Company, including the amount of any life insurance coverage available to any beneficiary of the Grantee under any life insurance plan covering employees of the Company. Additionally, the Award is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses or long-service awards. The grant of the Award does not create any contractual or other right to receive future grants of, or benefits in lieu of, awards under the Plan, even if the Grantee has a history of receiving awards under the Plan or other cash or stock awards.

7.Beneficial Ownership Requirements. If the Grantee (a) was a Named Executive Officer (as defined in Item 402 of Regulation S-K under the Exchange Act) for the last completed fiscal year prior to vesting of the Award, and (b) is, as of the date of vesting of the Award, subject to Occidental’s Executive Stock Ownership Guidelines, as in effect from time to time (the “Ownership Guidelines”), and the Grantee’s Stock holdings fail as of such date to satisfy the applicable requirements of the Ownership Guidelines, then the Grantee shall retain Beneficial Ownership (as defined in Rule 16a-1(a)(2) under the Exchange Act) of shares of Stock equal to not less than 50% of the net after-tax shares of Stock, if any, received under the Award until the Grantee satisfies the applicable requirements of the Ownership Guidelines (the “Beneficial Ownership Period”). Compliance with the foregoing requirement shall be determined by reference to the reports filed by the Grantee on Forms 3, 4 and 5, as applicable, pursuant to Section 16(a) of the Exchange Act, and the aggregate number of shares of Stock reported as Beneficially Owned during the Beneficial Ownership Period shall not be less than the sum of the number of shares of Stock then required to be so owned pursuant to the Award Agreement and the terms and conditions of any other grant containing this or a similar requirement.

8.Golden Parachute Policy. Notwithstanding any provision in the Award Agreement to the contrary, no payment shall be made with respect to the Award that would cause the total payments made to the Grantee to exceed the limits in Occidental’s Golden Parachute Policy, as in effect from time to time.

9.Adjustments. The number and kind of securities covered by the Award are subject to adjustment as provided under the Plan, such as in order to prevent dilution or expansion of the Grantee’s rights under the Award as a result of events such as stock dividends, stock splits or other changes in the capital structure of Occidental, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect. If any such adjustment occurs, the Company will give the Grantee written notice of the adjustment.

10.Amendments. The Plan may be amended, altered, suspended, discontinued or terminated by the Board at any time, as provided in the Plan. Any amendment to the Plan will be deemed to be an amendment to the Award Agreement to the extent it is applicable to the Award; however, no amendment may materially and adversely affect the rights of the Grantee under the Award Agreement without the Grantee’s consent. In addition, the Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate the Award Agreement, except as otherwise provided in the Plan; provided, that, without the Grantee’s consent, no such Committee action may materially and adversely affect the rights of the Grantee under the Award.

11. Severability. If one or more of the provisions of the Award Agreement is invalidated for any reason by a court of competent jurisdiction, the invalidated provisions shall be deemed to be separable from the other provisions of the Award Agreement, and the remaining provisions of the Award Agreement will continue to be valid and fully enforceable.

12. Entire Agreement; Relation to Plan; Interpretation. Except as specifically provided in this Section 12, the Award Agreement (including these Terms and Conditions, the Notice of Grant and all incorporated attachments and exhibits) and the

Plan constitute the entire agreement between the Company and the Grantee with respect to the Award. The Award Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistent provisions between the Award Agreement and the Plan, the provisions of the Plan control. References to Sections and Attachments are to Sections of, and Attachments incorporated in, the Award Agreement unless otherwise noted. In the event of any inconsistent provisions between the Award Agreement and any employment agreement between the Grantee and the Company, the provisions of the Award Agreement control (except that, in the case of any inconsistency between any provisions regarding dispute resolution set forth in the employment agreement and the arbitration provisions of Section 22 below, the dispute resolution provisions of the employment agreement will control).

13. Successors and Assigns. Subject to any transfer or forfeiture restrictions set forth in the Notice of Grant, the provisions of the Award Agreement shall be for the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

14. Beneficiaries.
a.The Grantee shall have the option of designating a beneficiary (“Beneficiary”) to receive settlement of the Grantee’s Award upon the Grantee’s death.

b.If no Beneficiary is designated at the time of the Grantee’s death, or if no Beneficiary survives the Grantee, the Beneficiary shall be the Grantee’s surviving spouse, or if the Grantee has no surviving spouse, the Grantee’s surviving children equally, or if there are no surviving children, the Grantee’s surviving parents equally, or if there is no surviving parent, the Grantee’s surviving siblings equally, or if there is no sibling living, the Grantee’s estate.

c.In order to designate a Beneficiary or change a previous designation, the Grantee must complete a Long-Term Incentive Beneficiary Designation Form (the “Form”). Beneficiary designations submitted on other forms or in any other format will not be accepted. The Grantee should read the Form carefully, follow the instructions and complete the Form in its entirety according to the instructions, obtain any necessary signatures according to the Form, sign and date the Form, and return the Form to the Executive Compensation Department, c/o Occidental Petroleum Corporation, 5 Greenway Plaza, Suite 110, Houston, Texas, 77046. The Grantee should also keep a copy of the Form for the Grantee’s records. Upon acceptance, the Grantee’s designation will cancel any previous designations. The Grantee’s Beneficiary designation shall not affect any designation by the Grantee under any other benefit plan.

d.The Grantee should consider submitting a new Form if: (1) the Grantee’s marital status changes, (2) one of the Grantee’s previously designated Beneficiaries dies before the Grantee, or (3) the Grantee acquires or loses dependents. To determine the tax consequences associated with the Grantee’s designation, it is recommended that the Grantee consult with a qualified tax advisor or estate planner.

15. Governing Law. The laws of the State of Delaware govern the interpretation, performance, and enforcement of the Award Agreement (including these Terms and Conditions, the Notice of Grant and all incorporated attachments and exhibits).

16. Privacy Rights. By accepting the Award, the Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Award Agreement by and among, as applicable, the

Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that the Company holds, or may receive from any agent designated by the Company, certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address, telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock held by the Grantee, directorships held in the Company, details of the Award or any other entitlement to cash or shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan, including complying with applicable tax and securities laws (“Data”). Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. These recipients may be located in the Grantee’s country or elsewhere, and may have different data privacy laws and protections than the Grantee’s country. By accepting the Award, the Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes described above. The Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Committee in writing. Refusing or withdrawing consent may affect the Grantee’s ability to participate in the Plan.

17. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Award or future awards that may be granted under the Plan, if any, by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

18. Grantee’s Representations and Releases.
a.By accepting the Award, the Grantee acknowledges that the Grantee has read the Award Agreement (including these Terms and Conditions, the Notice of Grant and all incorporated attachments and exhibits) and understands that (i) the grant of the Award is made voluntarily by Occidental in its discretion with no liability on the part of any of its direct or indirect Subsidiaries and that, if the Grantee is an employee of a Subsidiary and not Occidental, then the Grantee will be considered a third party of Occidental to whom the Award is granted; (ii) all decisions with respect to future awards, if any, will be at the sole discretion of Occidental; (iii) the Grantee’s participation in the Plan is voluntary; (iv) the Award is an extraordinary item that does not constitute a regular and recurring item of base compensation; (v) the future value of any shares of Stock issued and/or the future amount of cash, if any, payable pursuant to the Award cannot be predicted, and Occidental does not assume liability in the event the value of the Award or any such shares of Stock depreciates or has no value in the future; (vi) subject to the terms of any tax equalization agreement between the Grantee and the entity employing the Grantee, the Grantee will be solely responsible for the payment or nonpayment of taxes imposed or threatened to be imposed by any authority of any jurisdiction; and (vii) Occidental is not providing any tax, legal or financial advice with respect to the Award or the Grantee’s participation in the Plan.

b.In consideration of the grant of the Award, no claim or entitlement to compensation or damages shall arise from termination of the Award or diminution in value of the Award or the shares of Stock issued pursuant to the Award resulting from termination of the Grantee’s employment by the Company (for any reason whatsoever) and, to the extent permitted by law, the Grantee irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Award, the Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

19. Imposition of Other Requirements. Occidental reserves the right to impose other requirements on the Grantee’s participation in the Plan and on the Award, to the extent Occidental determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20. Compliance with Section 409A of the Code. Unless specified otherwise in the Notice of Grant, the Award is intended to be exempt from the Nonqualified Deferred Compensation Rules. Notwithstanding the foregoing, to the extent that it is determined that the Plan or the Award is subject to the Nonqualified Deferred Compensation Rules, the Award Agreement shall be interpreted and administered in such a way as to comply with the applicable provisions of the Nonqualified Deferred Compensation Rules to the maximum extent possible. In addition, if the Award is subject to the Nonqualified Deferred Compensation Rules, then (i) the settlement of the Award or some portion of the Award may be delayed in accordance with the applicable terms of Section 9(n) of the Plan; (ii) any payment on a Change in Control event will be made only if the Change in Control also qualifies as a change of control event within the meaning of the Nonqualified Deferred Compensation Rules; and (iii) any determination by the Committee not to accelerate the Award on a Change in Control shall be made only to the extent such determination is consistent with the Nonqualified Deferred Compensation Rules. To the extent that the Board determines that the Plan or the Award is subject to the Nonqualified Deferred Compensation Rules and fails to comply with the requirements of the Nonqualified Deferred Compensation Rules, the Board reserves the right (without any obligation to do so) to amend or terminate the Plan and/or amend, restructure, terminate or replace the Award in order to cause the Award to either not be subject to the Nonqualified Deferred Compensation Rules or to comply with the applicable provisions of such rule.

21. Clawback. The award shall be subject to the clawback provisions set forth in Section 9(m) of the Plan.

22. Arbitration. Except as otherwise provided in the Award Agreement, the Grantee and the Company agree to resolve any and all disputes between the Grantee and the Company (and any affiliate of the Company that may employ the Grantee), past, present or future, arising out of or in any way related to the Award Agreement or the Grantee’s employment relationship with the Company (or any affiliate of the Company) through a final and binding arbitration administered by the American Arbitration Association (AAA) or another mutually agreed upon arbitration provider; provided, however, that the only claims subject to arbitration shall be those that, in the absence of the Award Agreement, could be brought in a court of law. Nothing herein shall be construed to reduce or eliminate the deference to the Plan Administrator that would otherwise be required prior to, or as part of a claim in court, procedurally or substantively. Subject to the foregoing, the arbitrator shall have the exclusive authority to resolve any dispute relating to the interpretation, applicability, or enforceability of the Award Agreement that would otherwise be subject to resolution in a court of law. However, the arbitrator’s authority to resolve disputes shall not apply to the “Class Action Waiver” described below. Regardless of anything else in the Award Agreement and/or AAA rules or procedures, any dispute relating to the interpretation, applicability, or enforceability of the Class Action Waiver, or any dispute otherwise relating to whether the Award Agreement precludes a class or collective action proceeding, may only be determined by a court and not an arbitrator. In addition, provisional remedies such as a temporary restraining order or preliminary injunction may be pursued and secured in a court to prevent irreparable harm by either party without waiving or otherwise eliminating the requirement that all matters of final relief be decided through arbitration. In addition, any arbitration conducted pursuant to the Award Agreement shall be subject to the following additional terms and conditions:

a. Exceptions. The arbitration obligation does not apply to claims for worker’s compensation, state disability insurance and unemployment insurance benefits; however, it does apply to retaliation claims based upon seeking such benefits. It does not apply to claims for employee benefits under any benefit plan covered by the Employee Retirement Income Security Act of 1974 or funded by insurance unless the claim can otherwise be brought in a court of law (after the exhaustion of an administrative or alternative remedies otherwise applicable to the claim). It does not apply to any claim that an applicable federal statute or applicable federal Executive Order expressly states cannot be arbitrated or subject to a pre-dispute arbitration agreement. Nothing in the Award Agreement prevents the making of a report to or filing a claim or charge with a government agency, including the Equal Employment Opportunity Commission, U.S. Department of Labor, Securities and Exchange Commission, Occupational Health and Safety Administration, or National Labor Relations Board. Nothing in the Award Agreement prevents the investigation by a government agency of any report, claim or charge otherwise covered by the Award Agreement. And, nothing in this agreement to arbitrate prevents or excuses a party from satisfying any conditions precedent and/or exhausting administrative remedies under applicable law before bringing a claim in arbitration.

b. Controlling Law and Procedure. The Federal Arbitration Act (“FAA”) shall govern the Award Agreement to arbitrate between the parties, including its interpretation, applicability, enforcement and all arbitration proceedings. A party who wishes to arbitrate a claim or dispute covered by the Award Agreement must make a written request for arbitration and deliver it to the other party by hand or mail no later than the expiration of the statute of limitations (the deadline for filing the claim) that applicable law prescribes for the claim. The request for arbitration shall identify the claims asserted, the factual basis for the claim(s), and the relief and/or remedy sought. The arbitrator shall resolve all disputes regarding the timeliness or propriety of the request for arbitration and apply the statute of limitations that would have applied if the claim(s) had been brought in court. In no event shall the request for arbitration be made after the date when institution of legal or equitable proceedings based on such claims would be barred by the applicable statute of limitations.

c. Class Waiver. The Grantee and Company agree to bring any claim or dispute in arbitration on an individual basis only, and not as a class or collective action; the Grantee and Company waive any right for a dispute or claim to be brought, heard, or decided as a class or collective action, and the arbitrator has no power or authority to preside over a class or collective action (“Class Action Waiver”). In the event a final judicial determination is made that the Class Action Waiver is unenforceable and that a class or collective action may proceed despite this arbitration agreement, the arbitrator is nevertheless without authority to preside over a class or collective action and any class or collective action must be brought in a court of competent jurisdiction. Additionally, unless otherwise agreed to by the parties, claims may not be combined or consolidated with that of any other person or entity.

d. Arbitration Procedure. Except as otherwise provided for herein, the arbitration will be conducted in accordance with the AAA Employment Arbitration Rules (the “AAA Rules”), in effect on the date the written notice of claims request for arbitration is made. The AAA rules are available on-line at www.adr.org. To the extent that any of the AAA Rules conflicts with the FAA or the Award Agreement, the FAA and the Award Agreement shall control. The arbitrator shall entertain and address any motion to dismiss and/or a motion for summary judgment consistent with the standards for such motions under the Federal Rules of Civil Procedure. The arbitrator may award any remedy available under applicable law, but remedies shall be limited to those that would be available to a party in their individual capacity for the claims presented to the arbitrator. The arbitrator shall apply the substantive U.S. Federal, state or local law applicable to the claims asserted. The arbitrator is without authority to apply any different substantive law. The award shall be issued in writing and state the essential findings and conclusions on which such award is based. The parties agree to abide by and perform any valid award rendered by the arbitrator, and judgment on the award may be entered in any court having jurisdiction thereof.

e. Right to Opt-Out. This arbitration agreement is not a mandatory condition of employment. If the Grantee does not wish to be bound by the arbitration obligations created by the Award Agreement, the Grantee can elect not to accept the Award.

f. Enforcement and Severability. This arbitration agreement survives after the employment relationship terminates. Subject to the Class Action Waiver in Section 22(c) above, if any portion of this arbitration agreement is deemed unenforceable, the unenforceable provision or language shall be severed from the Award Agreement and the remainder will be enforceable.

23. Status of Stock. Occidental intends to register for issuance under the Securities Act of 1933, as amended (the “Act”), the shares of Stock acquirable upon settlement of the Award. In the absence of such effective registration or an available exemption from registration under the Act, issuance of shares of Stock acquirable upon settlement of the Award will be delayed until registration of such shares is effective or an exemption from registration under the Act is available. Occidental intends to use its reasonable efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available upon settlement of the Award, the Grantee, if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

The Grantee agrees that the shares of Stock which the Grantee may acquire in settlement of the Award will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable U.S. Federal, state or local securities or exchange laws or non-U.S. securities or exchange laws. The Grantee also agrees that (i) any certificates representing the shares of Stock to be delivered in settlement of the Award may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, (ii) Occidental may refuse to register the transfer of the shares of Stock to be delivered in settlement of the Award on the stock transfer records of Occidental if such proposed transfer would, in the opinion of counsel satisfactory to Occidental, constitute a violation of any applicable securities law and (iii) Occidental may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Stock to be delivered in settlement of the Award.

24. Notices. Any notices or other communications provided for in these Terms and Conditions shall be sufficient if in writing. In the case of the Grantee, such notices or communications shall be effectively delivered if hand delivered to the Grantee at the Grantee’s principal place of employment or if sent by certified mail, return receipt requested, to the Grantee at the last address the Grantee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to Occidental at its principal executive offices.

25. Binding Effect. These Terms and Conditions shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Grantee.

26. Construction. Headings are given to the Sections and subsections of the Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Award Agreement or any provision thereof. Further, under the Award Agreement, (a) pronouns and other words of gender shall be read as gender-neutral, (b) words importing the singular only shall include the plural and vice versa and (c) the words “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”. The Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

ATTACHMENT 2
OCCIDENTAL PETROLEUM CORPORATION
2015 LONG-TERM INCENTIVE PLAN as Amended and Restated
GENERAL TERMS OF EMPLOYMENT

The following General Terms of Employment are set forth as of the “Date of Grant” specified in the Notice of Grant to which this Attachment 2 is attached (the “Notice of Grant”), by and between Occidental Petroleum Corporation (“Occidental”) and the eligible individual (the “Grantee”) receiving the award described in the Notice of Grant (the “Award”). These General Terms of Employment, the Notice of Grant (along with all incorporated attachments and exhibits) and the Award evidenced thereby are collectively referred to herein as the “Award Agreement”.
For and in consideration of the premises and the mutual covenants of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantee hereby agrees as follows, in each case to the fullest extent permitted by law and subject to the limitations provided for in Sections F and G:

A.The Grantee will not publish or divulge to any person, firm, corporation or institution and will not use to the detriment of Occidental, or any of its subsidiaries or other affiliates (the “Company Group”), any Confidential Information of any of them (whether generated by them or as a result of any of their business relationships), without first obtaining the written permission of an officer of the Company. As used herein, “Confidential Information” means an item of information or compilation of information in any form (tangible or intangible) related to the business of the Company Group that the Grantee acquires during employment and that the Company Group has not made public or authorized public disclosure of, provided that the item or compilation is not readily available to persons outside the Company Group through proper means who would benefit from its use or disclosure and is not obligated to maintain its confidentiality. Confidential Information is also understood to cover the information protected under Company’s Confidential Company Information Policy 10:20:80, as it may be amended from time to time.

B.At the time of leaving employment with the Company, the Grantee will deliver to the Company, and not keep or deliver to anyone else, any and all credit cards, drawings, blueprints, specifications, devices, notes, notebooks, documents, memoranda, reports, studies, correspondence and other documents, and, in general, any and all materials (including keys, access cards, FOBs, computers, thumb drives or other electronic storage devices) relating to the Company Group (whether generated by them or as a result of their business relationships), including any copies (whether in paper or electronic form), that the Grantee has in the Grantee’s possession or control.

C.The Grantee will, during the Grantee’s employment by the Company or any member of the Company Group, comply with the provisions of Occidental’s Code of Business Conduct.

D.The Grantee will not interfere with or disrupt any of the operations of the Company Group or otherwise take actions intended directly to harm any entity in the Company Group. The Grantee will not make defamatory or derogatory statements about the Company Group, or its owners, officers or directors

(“Occidental Parties”), or intentionally publicize information about Occidental Parties to the public or the investment community (through the press, electronic media, or any other mass media or communication outlet) without permission of an officer of the Company; provided, however, that the foregoing shall not prohibit conduct that is protected by law as described in Sections F and G below.

E.In the event that the Grantee is subject to an “Intellectual Property Assignment and Nondisclosure Agreement” (“IPANA”) with the Company or a member of the Company Group, the IPANA shall control the rights of the Grantee with respect to intellectual property conceived or created by the Grantee in accordance with the IPANA’s terms, and the Grantee will comply with such agreement as a mandatory term of the General Terms of Employment provided herein. In the event the Grantee is not subject to a controlling IPANA, all inventions, developments, designs, improvements, discoveries and ideas that the Grantee makes or conceives in the course of employment by a member of the Company Group, whether or not during regular working hours, relating to any design, article of manufacture, machine, apparatus, process, method, composition of matter, product or any improvement or component thereof, that are manufactured, sold, leased, used or under development by, or pertain to the present or possible future business of a member of the Company Group (collectively “Proprietary Works”) shall be a work-for-hire and become and remain the property of the Company (or other member of the Company Group that employs the Grantee), its successors and assigns. The Grantee hereby fully and finally, assigns and transfers to the Company (or other member of the Company Group that employs the Grantee), all of the Grantee’s right, title and interest in the Proprietary Works. This assignment covers all rights of every kind and character, including all rights necessary to provide Company with all of the benefits of exclusive ownership and control over the Proprietary Works to the fullest extent allowed by law throughout the world, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof.

F.The Grantee acknowledges that through the Company’s Speak-Up and Non-Retaliation Policy (Policy No. 91:80:00), the Grantee has been notified of his or her immunity rights related to the use of trade secret information of the Company Group in the reporting illegal conduct or in a claim of retaliation for reporting illegal conduct as provided for under the Defend Trade Secrets Act of 2016 (18 U.S.C. §1833(b) (“DTSA”), and the Grantee has been provided the Company’s reporting policy regarding the reporting of suspected illegal conduct.

G.The Grantee understands that the purpose of this statement of General Terms of Employment is to reinforce the protection of the trade secrets, Confidential Information and other intellectual property interests of the Company and Company Group, and not to prohibit any conduct by the Grantee that is compelled by law or protected by law. The Grantee recognizes that nothing in these General Terms of Employment prohibits the Grantee from reporting an event that the Grantee reasonably and in good faith believe is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission (“SEC”)), and that no prior approval from or notice to the Company is required before doing so. In addition, nothing in these General Terms of Employment shall be construed to prohibit the Grantee from cooperating in an investigation conducted by a duly authorized government agency, and in the course of such conduct disclosing trade secrets or Confidential Information in a manner that complies with the DTSA (described in the Company’s Speak-Up and Non-Retaliation Policy). Without limiting the foregoing, the Grantee acknowledges and understands that nothing in or about the Award Agreement prohibits the Grantee from: (i) filing and, as provided for under Section 21F of the Exchange Act, maintaining the confidentiality of a claim with the SEC; (ii) providing confidential information to the SEC, or providing the SEC with information that would otherwise violate this Attachment 2, to the extent permitted by Section 21F of the Exchange Act; (iii) cooperating, participating or assisting in an SEC investigation or proceeding without notifying Occidental or (iv) receiving a monetary award as set forth in Section 21F of the Exchange Act.

H.The foregoing General Terms of Employment are not intended to be an exclusive list of the employment terms and conditions that apply to the Grantee. The Company, in its sole discretion, may at any time amend or supplement the foregoing terms. The Grantee’s breach of the foregoing General Terms of Employment will entitle the Company to take appropriate disciplinary action, including reduction or forfeiture of the Award granted pursuant to the Award Agreement and termination of employment.